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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of F.N.B. Corporation on Form S-4 (dated March 6, 1997) of our report dated January 24, 1997, on our audits of the consolidated financial statements of West Coast Bancorp, Inc. and Subsidiary as of December 31, 1996 and 1995, and for the years then ended, which report is included in this Annual Report on Form 10-KSB.

                                                Coopers & Lybrand L.L.P

Fort Myers, Florida
March 4, 1997